Execution Version

JOINDER to REGISTRATION AND SHAREHOLDER RIGHTS Agreement

This Joinder to the Registration and Shareholder Rights Agreement (this “Joinder”) is made this 31st day of May, 2024, by CIIG Management III LLC (the “CIIG”), in respect of that certain Registration and Shareholder Rights Agreement (the “Registration Rights Agreement”), dated as of December 8, 2021, by and among Target Global Acquisition I Corp. (the “Company”), Target Global Sponsor Ltd. and each of the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

RECITALS:

WHEREAS, the Company desires CIIG to become a securityholder of the Company and CIIG has accepted such offer and agrees to be bound by the binding provisions of the Registration Rights Agreement.

NOW, THEREFORE, for and in good and valuable consideration, the receipt of which is hereby acknowledged, CIIG agrees as follows:

1.
Pursuant to Section 6.2.5 of the Registration Rights Agreement, CIIG hereby agrees to be bound by the terms and conditions of the Registration Rights Agreement as a party thereunder.
2.
This Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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IN WITNESS WHEREOF, this Joinder has been executed and delivered by the undersigned as of the date set forth above.

CIIG MANAGEMENT III LLC

By: /s/ Michael Minnick

Name: Michael Minnick

Title: Managing Member

Signature Page to Joinder to Letter Agreement

ACKNOWLEDGED AND AGREED BY:

TARGET GLOBAL ACQUISITION I CORP.

By: /s/ Heiko Dimmerling

Name: Heiko Dimmerling

Title: Chief Financial Officer

TARGET GLOBAL SPONSOR LTD.

By: /s/ Heiko Dimmerling

Name: Heiko Dimmerling

Title: Authorized Signatory

By: /s/ Yaron Valler

Name: Yaron Valler

Title: Authorized Signatory

Signature Page to Joinder to Letter Agreement